Exhibit 10.2
REDEVELOPMENT CONTRACT
By
THE VILLAGE OF ADAMS, NEBRASKA
and
E ENERGY ADAMS, LLC.
May 1, 2006

TABLE OF CONTENTS

Page
PARTIES	1
RECITALS	1

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.01 Terms Defined in this Redevelopment Contract	2
Section 1.02 Construction and Interpretation	4

ARTICLE II
REPRESENTATIONS

Section 2.01 Representations by Village	5
Section 2.02 Representations of Redeveloper	6

ARTICLE III
OBLIGATIONS OF THE VILLAGE

Section 3.01 Division of Taxes	8
Section 3.02 Issuance of TIF Indebtedness	9
Section 3.03 Pledge of TIF Revenues	9
Section 3.04 Grant of Proceeds of Bonds	9
Section 3.05 Creation of Fund	10

ARTICLE IV
OBLIGATIONS OF REDEVELOPER

Section 4.01 Construction of Project; Insurance	10
Section 4.02 Cost Certification	11
Section 4.03 Redeveloper to Operate Project	11
Section 4.04 No Discrimination	11
Section 4.05 Pay Real Estate Taxes	12
Section 4.06 Payment in Lieu of Taxes	12
Section 4.07 No Assignment or Conveyance	13

Page
ARTICLE V
FINANCING REDEVELOPMENT PROJECT; ENCUMBRANCES

Section 5.01 Financing	14
Section 5.02 Encumbrances	14

ARTICLE VI
DEFAULT, REMEDIES; INDEMNIFICATION

Section 6.01 General Remedies of Village and Developer	15
Section 6.02 Additional Remedies of the Village	15
Section 6.03 Remedies in the Event of Other Redeveloper Defaults	17
Section 6.04 Enforced Delay Beyond Party’s Control	17
Section 6.05 Limitation of Liability; Indemnification	18

ARTICLE VII
MISCELLANEIOUS

Section 7.01 Notice Recording	19
Section 7.02 Governing Law	19
Section 7.03 Binding Effect; Amendment	19

Execution by the Issuer	20
Execution by the Redeveloper	20

Exhibit A — Description of Redevelopment Area
Exhibit B — Description of Project
Exhibit C — TIF Indebtedness
Exhibit D — Project Costs

REDEVELOPMENT CONTRACT
     This Redevelopment Contract is made and entered into as of the 1st day of May, 2006, by and between the Village of Adams, Nebraska, acting as the Community Development Agency of the Village of Adams, Nebraska (“Village”), and E Energy Adams, LLC, a Nebraska limited liability company (“Redeveloper”).
WITNESSETH:
     WHEREAS, the Village of Adams, Nebraska (the “Village”), in furtherance of the purposes and pursuant to the provisions of Section 2 of Article VIII of the Nebraska Constitution and Sections 18-2101 to 18-2154, Reissue Revised Statutes of Nebraska, 1997, as amended (collectively the “Act”), and pursuant to Resolution No. 2006-3 of the Village dated April 10, 2006, has designated an area in the Village as blighted and substandard; and
     WHEREAS, pursuant to Section 18-2119 of the Act, the Village has solicited proposals for redevelopment of the blighted and substandard area and Redeveloper submitted a redevelopment contract proposal;
     WHEREAS, Village and Redeveloper desire to enter into this Redevelopment Contract for acquisition and redevelopment of a parcel in the blighted and substandard area;
     NOW, THEREFORE, in consideration of the Redevelopment Area and the mutual covenants and agreements herein set forth, Village and Redeveloper do hereby covenant, agree and bind themselves as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION
Section 1.01 Terms Defined in this Redevelopment Contract.
     Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Redevelopment Contract, such definitions to be equally applicable to both the singular and plural forms and masculine, feminine and neuter gender of any of the terms defined:
     “Act” means Section 2 of Article VIII of the Nebraska Constitution, Sections 18-2101 through 18-2154, Reissue Revised Statutes of Nebraska, 1997, as amended, and acts amendatory thereof and supplemental thereto.
     “Agency” means the Community Development Agency of the Village of Adams, Nebraska.
     “Certificate of Completion” means a certificate, executed by a Manager or other duly authorized officer of Redeveloper, representing and warranting that the Project is substantially complete.
     “Governing Body” means the Chairman and Board of Trustees of the Village.
     “Holder” means the holders of TIF Indebtedness issued by the Village from time to time outstanding.
     “Liquidated Damages Amount” means the amounts to be repaid to Village by Redeveloper pursuant to Section 6.02 of this Redevelopment Contract.
     “Project” means the improvements to the Redevelopment Area, as further described in Exhibit B attached hereto and incorporated herein by reference and, as used herein, shall include the Redevelopment Area real estate.

     “Project Cost Certification” means a statement prepared and signed by an independent certified public accountant verifying the payment of Project Costs identified on Exhibit D.
     “Project Costs” means only costs or expenses incurred by Redeveloper to acquire, construct and equip the Project pursuant to the Act as identified on Exhibit D.
     “Redeveloper” means E Energy Adams, LLC, a Nebraska limited liability company.
     “Redevelopment Area” means that certain real property situated in the Village of Adams, Gage County, Nebraska, which has been declared blighted and substandard by the Village pursuant to the Act, and which is more particularly described on Exhibit A attached hereto and incorporated herein by this reference.
     “Redevelopment Contract” means this redevelopment contract between the Village and Redeveloper with respect to the Project.
     “Redevelopment Plan” means the Redevelopment Plan for the Redevelopment Area as set forth in the Redevelopment Contract, prepared by the Agency and approved by the Village pursuant to the Act, as amended from time to time.
     “Resolution” means the Resolution of the Village, as supplemented from time to time, approving this Redevelopment Contract.
     “TIF Indebtedness” means any bonds, notes, loans, and advances of money or other indebtedness, including interest and premiums, if any, thereon, incurred by the Village pursuant to Article III hereof and secured in whole or in part by TIF Revenues.
     “TIF Revenues” means incremental ad valorem taxes generated by the Project which are allocated to and paid to the Village pursuant to the Act.
     “Village” means the Village of Adams, Nebraska.

     Section 1.02 Construction and Interpretation.
     The provisions of this Redevelopment Contract shall be construed and interpreted in accordance with the following provisions:
     (a) Wherever in this Redevelopment Contract it is provided that any person may do or perform any act or thing the word “may” shall be deemed permissive and not mandatory and it shall be construed that such person shall have the right, but shall not be obligated, to do and perform any such act or thing.
     (b) The phrase “at any time” shall be construed as meaning “at any time or from time to time.”
     (c) The word “including” shall be construed as meaning “Including, but not limited to.”
     (d) The words “will” and “shall” shall each be construed as mandatory.
     (e) The words “herein,” “hereof,” “hereunder,” “hereinafter” and words of similar import shall refer to the Redevelopment Contract as a whole rather than to any particular paragraph, section or subsection, unless the context specifically refers thereto.
     (f) Forms of words in the singular, plural, masculine, feminine or neuter shall be construed to include the other forms as the context may require.
     (g) The captions to the sections of this Redevelopment Contract are for convenience only and shall not be deemed part of the text of the respective sections and shall not vary by implication or otherwise any of the provisions hereof.

ARTICLE II
REPRESENTATIONS
Section 2.01 Representations by Village.
     The Village makes the following representations and findings:
     (a) The Agency is a duly organized and validly existing community development agency under the Act.
     (b) The Redevelopment Plan has been duly approved and adopted by the Village pursuant to Section 18-2109 through 18-2117 of the Act.
     (c) The Village has requested proposals for redevelopment of the Redevelopment Area pursuant to section 18-2119 of the Act, and deems it to be in the public interest and in furtherance of the purposes of the Act to accept the proposal submitted by Redeveloper as specified herein.
     (d) The Redevelopment Project will achieve the public purposes of the Act by, among other things, increasing employment, improving public infrastructure, increasing the tax base, and lessening conditions of blight and substandard in the Redevelopment Area.
     (e) (1) The Redevelopment Plan is feasible and in conformity with the general plan for the development of the Village as a whole and the plan is in conformity with the legislative declarations and determinations set forth in the Act, and
     (2) (i) the Project would not be economically feasible without the use of tax-increment financing,
     (ii) the Project would not occur in the Redevelopment Area without the use of tax-increment financing, and

     (iii) the costs and benefits of the Project, including costs and benefits to other affected political subdivisions, the economy of the community, and the demand for public and private services have been analyzed by the Village and have been found to be in the long-term best interest of the community impacted by the Project.
     (f) The Village has determined that the proposed land uses and building requirements in the Redevelopment Area are designed with the general purpose of accomplishing, in conformance with the general plan, a coordinated, adjusted, and harmonious development of the Village and its environs which will, in accordance with present and future needs, promote health, safety, morals, order, convenience, prosperity, and the general welfare, as well as efficiency and economy in the process of development; including, among other things, adequate provision for traffic, vehicular parking, the promotion of safety from fire, panic, and other dangers, adequate provision for light and air, the promotion of the healthful and convenient distribution of population, the provision of adequate transportation, water, sewerage, and other public utilities, schools, parks, recreational and community facilities, and other public requirements, the promotion of sound design and arrangement, the wise and efficient expenditure of public funds, and the prevention of the recurrence of insanitary or unsafe dwelling accommodations, or conditions of blight.
Section 2.02 Representations of Redeveloper.
     The Redeveloper makes the following representations:

     (a) The Redeveloper is a Nebraska limited liability company, having the power to enter into this Redevelopment Contract and perform all obligations contained herein and by proper action has been duly authorized to execute and deliver this Redevelopment Contract.
     (b) The execution and delivery of the Redevelopment Contract and the consummation of the transactions therein contemplated will not conflict with or constitute a breach of or default under any bond, debenture, note or other evidence of indebtedness or any contract, loan agreement or lease to which Redeveloper is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the property or assets of the Redeveloper contrary to the terms of any instrument or agreement.
     (c) There is no litigation pending or to the best of its knowledge threatened against Redeveloper affecting its ability to carry out the acquisition, construction, equipping and furnishing of the Project or the carrying into effect of this Redevelopment Contract or, except as disclosed in writing to the Village, as to any other matter materially affecting the ability of Redeveloper to perform its obligations hereunder.
     (d) Any financial statements of the Redeveloper or its Members delivered to the Village prior to the date hereof are true and correct in all respects and fairly present the financial condition of the Redeveloper and the Project as of the dates thereof; no materially adverse change has occurred in the financial condition reflected therein since the respective dates thereof; and no additional borrowings have been made by the Redeveloper since the date thereof except in the ordinary course of business, other than the borrowing contemplated hereby or borrowings disclosed to or approved by the Village.

ARTICLE III
OBLIGATIONS OF THE VILLAGE
Section 3.01 Division of Taxes.
     In accordance with Section 18-2147 of the Act, the Village hereby provides that any ad valorem tax on real property in the Project for the benefit of any public body be divided for a period of fifteen years after the effective date of this provision as set forth in this section. The effective date of this provision shall be January 1, 2007.
     (a) That proportion of the ad valorem tax which is produced by levy at the rate fixed each year by or for each public body upon the Redevelopment Project Valuation (as defined in the Act) shall be paid into the funds of each such public body in the same proportion as all other taxes collected by or for the bodies; and
     (b) That proportion of the ad valorem tax on real property in the Redevelopment Area in excess of such amount, if any, shall be allocated to, is pledged to, and, when collected, paid into a special fund of the Village to pay the principal of, the interest on, and any premiums due in connection with the bonds, loans, notes or advances of money to, or indebtedness incurred by, whether funded, refunded, assumed, or otherwise, such Village for financing or refinancing, in whole or in part, such Project. When such bonds, loans, notes, advances of money, or indebtedness, including interest and premium due have been paid, the Village shall so notify the County Assessor and County Treasurer and all ad valorem taxes upon real property in such Project shall be paid into the funds of the respective public bodies.

Section 3.02 Issuance of TIP indebtedness.
     Village shall incur TIF Indebtedness in the form and principal amount and bearing interest and being subject to such terms and conditions as are specified on the attached Exhibit C. No TIF Indebtedness will be issued until Redeveloper has (a) acquired fee title to the Redevelopment Area; (b) obtained financing commitments as described in Section 5.01; (c) obtained approvals necessary for construction of the Project from the Nebraska Department of Environmental Quality; and (d) entered into a contract for construction of the Project. The Village shall have no obligation to find a lender or investor to acquire the TIF Indebtedness, but rather shall issue the TIF Indebtedness to or to the order of Redeveloper upon payment of the principal amount thereof. The Village may (but is not obligated to), from time to time and subject to the provisions of the Act, issue additional TIF Indebtedness secured by the TIF Revenues for the purpose of funding additional Project Costs, if projected TIF Revenues are projected to be sufficient to pay principal and interest on such additional TIF Indebtedness.
Section 3.03 Pledge of TIF Revenues.
     The Village hereby pledges the TIF Revenues as security for the TIF Indebtedness.
Section 3.04 Grant of Proceeds of Bonds.
     The Village will grant to Redeveloper the proceeds of the TIF Indebtedness incurred as described on Exhibit C. An amount equal to interest payable on such TIF Indebtedness prior to projected receipt of TIF Revenues shall be retained by the Village and applied for such purpose or, at the option of the Village, deposited in a reserve fund of Redeveloper to be applied for such purpose.
     Notwithstanding the foregoing, the amount of the grant shall not exceed the amount of Project Costs certified pursuant to Section 4.02. The grant shall be paid to the Redeveloper upon receipt of requisitions for Project Costs which include supporting documentation requested by Village and shall, if requested by Redeveloper, be made in one or more advances.
Section 3.05 Creation of Fund.
     The Village will create a special fund to collect and hold the TIF Revenues. Such special fund shall be used for no purpose other than to pay TIF Indebtedness issued pursuant to Sections 3.02 and 3.03 above.
ARTICLE IV
OBLIGATIONS OF REDEVELOPER
Section 4.01 Construction of Project: Insurance.
     (a) Redeveloper will complete the Project and install all improvements, buildings, fixtures, equipment and furnishings necessary to operate the Project. Redeveloper shall be solely responsible for obtaining, all permits and approvals necessary to acquire, construct and equip the Project. The Village agrees, subject to its governing ordinances, to approve a use permit for construction and operation of the Project. Until construction of the Project has been completed, Redeveloper shall make reports in such detail and at such times as may be reasonably requested by the Village as to the actual progress of Redeveloper with respect to construction of the Project. Promptly after completion by the Redeveloper of the Project, the Redeveloper shall furnish to the Village a Certificate of Completion. The certification by the Redeveloper shall be a conclusive determination of satisfaction of the agreements and covenants in this Redevelopment Contract with respect to the obligations of Redeveloper and its successors and assigns to construct the Project. As used herein, the term “completion” shall mean substantial completion of the Project.

     (b) Any contractor chosen by the Redeveloper or the Redeveloper itself shall be required to obtain and keep in force at all times until completion of construction, policies of insurance including coverage for contractors’ general liability and completed operations and a penal bond as required by the Act. The Village and the Redeveloper shall be named as additional insureds. Any contractor chosen by the Redeveloper or the Redeveloper itself, as an owner, shall be required to purchase and maintain property insurance upon the Project to the full insurable value thereof. This insurance shall insure against the perils of fire and extended coverage and shall include “All Risk” insurance for physical loss or damage. The contractor or the Redeveloper, as the case may be, shall furnish the Village with a Certificate of insurance evidencing policies as required above. Such certificates shall state that the insurance companies shall give the Village prior written notice in the event of cancellation of or material change in any of the policies.
Section 4.02 Cost Certification.
     Redeveloper shall submit to Village a certification or Project Costs, on or before the date of submission of the Certificate of Completion, prepared by a certified public accountant acceptable to Village, which shall contain detail and documentation showing the payment of Project Costs specified on the attached Exhibit D in an amount at least equal to the grant to Redeveloper pursuant to Section 3.05.
Section 4.03 Redeveloper to Overate Project.
     Redeveloper will operate the Project for not less than 15 years from the effective date of the provision specified in Section 3.01 of this Redevelopment Contract.
Section 4.04 No Discrimination.

     Redeveloper agrees and covenants for itself, its successors and assigns that as long as any TIF Indebtedness is outstanding, it will not discriminate against any person or group of persons on account of race, sex, color, religion, national origin, ancestry, disability, marital status or receipt of public assistance in connection with the Project. Redeveloper, for itself and its successors and assigns, agrees that during the construction of the Project, Redeveloper will not discriminate against any employee or applicant for employment because of race, religion, sex, color, national origin, ancestry, disability, marital status or receipt of public assistance. Redeveloper will comply with all applicable federal, state and local laws related to the Project.
Section 4.05 Pay Real Estate Taxes.
     Redeveloper intends to create a taxable real property valuation of the Redevelopment Area and Project of Ten Million Dollars ($10,000,000) no later than as of January 1, 2007 and Twenty Million Dollars ($20.000.000) no later than as of January 1, 2008. During the period that any TIF Indebtedness is outstanding, Redeveloper will (1) not protest a real estate property valuation on the Redevelopment Area of Twenty Million Dollars ($20,000,000) or less after substantial completion or occupancy; (2) not convey the Redevelopment Area or structures thereon to any entity which would be exempt from the payment of real estate taxes or cause the nonpayment of such real estate taxes; and (3) cause all real estate taxes and assessments levied on the Redevelopment Area and Project to be paid prior to the time such become delinquent during the term that any Bonds are outstanding.
Section 4.06 Payment in Lieu of Taxes.
     Redeveloper agrees to make payments in lieu of taxes, immediately upon receipt of notice from Village, if for any reason at any time TIF Revenues received by the Village are not sufficient to pay principal and interest on the TIF Indebtedness when due. This payment in lieu of tax obligation maybe represented by a note or other evidence of indebtedness and shall, if required by Village, be secured by a mortgage or deed of trust on the Redevelopment Area in favor of the Village.
Section 4.07 No Assignment or Conveyance.
     Redeveloper shall not convey, assign or transfer the Redevelopment Area, the Project or any interest therein prior to the termination of the 15 year period commencing on the effective date specified in Section 3.01 hereof, without the prior written consent of the Village, which the Village shall grant or deny within fifteen (15) days of receipt of written request from Redeveloper, which consent shall not be unreasonably withheld, and which the Village may make subject to any terms or conditions it deems appropriate, except for the following conveyances, which shall be permitted without consent of Village:
     (a) any conveyance as security for indebtedness incurred by Redeveloper for Project Costs or any subsequent physical improvements to the Redevelopment Area, provided that any such conveyance shall be subject to the obligations of the Redeveloper pursuant to this Redevelopment Contract:
     (b) any conveyance to any person or entity which owns more than 50% of the voting equity interests of Redeveloper (if Redeveloper is a corporation, partnership, limited liability company or other entity) or with respect to which Redeveloper owns more than 50% of the voting equity interests, provided that any such successor owner of the Project agrees to assume all obligations of the Redeveloper and be bound by all terms and conditions of this Redevelopment Contract;
     (c) if Redeveloper is a corporation, partnership or limited liability company, any merger, consolidation. split off, split-up, spin off or other reorganization of Redeveloper which does not result in a substantial change of control or management of the Redeveloper, provided that any such successor owner of the Project agrees to assume all obligations of the Redeveloper and be bound by all terms and conditions of this Redevelopment Contract.
ARTICLE V
FINANCING REDEVELOPMENT PROJECT; ENCUMBRANCES
Section 5.01 Financing.
     Redeveloper shall pay all Project Costs and any and all other costs related to the Redevelopment Area and the Project which are in excess of the amounts paid from the proceeds of the TIF Indebtedness granted to Redeveloper. Prior to issuance of the TIF Indebtedness, Redeveloper shall provide Village with evidence satisfactory to the Village that private funds have been committed to the Redevelopment Project in amounts sufficient to complete the Redevelopment Project. Redeveloper shall timely pay all costs, expenses, fees, charges and other amounts associated with the Project.
Section 5.02 Encumbrances.
     Redeveloper shall not create any lien, encumbrance or mortgage on the Project or the Redevelopment Area without the prior written consent of the Village except (a) encumbrances which secure indebtedness incurred to acquire, construct and equip the Project or for any other physical improvements to the Redevelopment Area; and (b) encumbrances which secure indebtedness which, when added to all indebtedness secured by encumbrances on the Project or Redevelopment Area, do not exceed seventy percent (70%) of the fair market value of the Project and the Redevelopment Area.

ARTICLE VI
DEFAULT, REMEDIES; INDEMNIFICATION
Section 6.01 General Remedies of Village and Redeveloper.
     Subject to the further provisions of this Article VI, in the event of any failure to perform or breach of this Redevelopment Contract or any of its terms or conditions, by any party hereto or any successor to such party, such party, or successor, shall, upon written notice from the other, proceed immediately to commence such actions as may be reasonably designed to cure or remedy such failure to perform or breach which cure or remedy shall be accomplished within a reasonable time by the diligent pursuit of corrective action. In case such action is not taken, or diligently pursued, or the failure to perform or breach shall not be cured or remedied within a reasonable time, this Redevelopment Contract shall be in default and the aggrieved party may, institute such proceedings as may be necessary or desirable to enforce its rights under this Redevelopment Contract, including, but not limited to, proceedings to compel specific performance by the party failing to perform or in breach of its obligations.
Section 6.02 Additional Remedies of Village.
     In the event that:
     (a) The Redeveloper, or successor in interest, fails to commence construction of the Project (which, for purposes of this paragraph shall mean expenditure (or binding commitments to incur expenditures) of an amount equal to at least ten percent (10%) of the total projected cost of the Project) by July I, 2006;
     (b) The Redeveloper, or successor in interest, shall fail to complete the construction of the Project on or before January 1, 2008, or shall abandon construction work for any period of 90 days;

     (c) The Redeveloper, or successor in interest, shall fail to pay real estate taxes or assessments on the Redevelopment Area or any part thereof or payments in lieu of taxes pursuant to Section 4.07 when due; or
     (d) There is, in violation of Section 4.08 of this Redevelopment Contract, and such failure or action by the Redeveloper has not been cured within 30 days following written notice from Village, then the Redeveloper shall be in default of this Redevelopment Contract.
     In the event of such failure to perform, breach or default occurs and is not cured in the period herein provided, the parties agree that the damages caused to the Village would be difficult to determine with certainty and that a reasonable estimation of the amount of damages that could be incurred is the amount of the grant to Redeveloper pursuant to Section 3.04 of this Redevelopment Contract, less any reductions in the principal amount of the TIF Indebtedness, plus interest on such amounts as provided herein (the “Liquidated Damages Amount”). The Liquidated Damages Amount shall be paid by Redeveloper to Village within 30 days of demand from Village.
     Interest shall accrue on the Liquidated Damages Amount at the rate of one percent (1%) over the prime rate as published and modified in the Wall Street Journal from time to time and interest shall commence from the date that the Village gives notice to the Redeveloper demanding payment.
     Payment of the Liquidated Damages Amount shall not relieve Redeveloper of its obligation to pay real estate taxes or assessments or payments in lieu of taxes with respect to the Project.

Section 6.03 Remedies in the Event of Other Redeveloper Defaults.
     In the event the Redeveloper fails to perform any other provisions of this Redevelopment Contract (other than those specific provisions contained in Section 6.02), the Redeveloper shall be in default. In such an instance, the Village may seek to enforce the terms of this Redevelopment Contract or exercise any other remedies that may be provided in this Redevelopment Contract or by applicable law; provided, however, that the default covered by this Section shall not rive rise to aright or rescission or termination of this Redevelopment Contract, and shall not be covered by the Liquidated Damages Amount.
Section 6.04 Enforced Delay Beyond Party’s Control.
     For the purposes of any of the provisions of this Redevelopment Contract, neither the Village nor the Redeveloper, as the case may be, nor any successor in interest, shall be considered in breach of or default in its obligations with respect to the conveyance or preparation of the Redevelopment Area for redevelopment, or the beginning and completion of construction of the Project, or progress in respect thereto, in the event of enforced delay in the performance of such obligations due to unforeseeable causes beyond its control and without its fault or negligence, including, but not restricted to, acts of God, or of the public enemy, acts of the Government, acts of the other party, tires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, and unusually severe weather or delays in subcontractors due to such causes; it being the purpose and intent of this provision that in the event of the occurrence of any such enforced delay, the time or times for performance of the obligations of the Village or of the Redeveloper with respect to construction of the Project, as the case may be, shall be extended for the period of the enforced delay: Provided, that the party seeking the benefit of the provisions of this section shall, within thirty (30) days after the beginning of any such enforced delay, have first notified the other party thereof in writing, and of the cause or causes thereof and requested an extension for the period of the enforced delay.

Section 6.05 Limitation of Liability: indemnification.
     Notwithstanding anything in this Article VI or this Redevelopment Contract to the contrary, neither the Village, nor their officers, directors, employees, agents or their governing bodies shall have any pecuniary obligation or monetary liability under this Redevelopment Contract. The sole obligation of the Village under this Redevelopment Contract shall be the issuance of the TIF Indebtedness and granting of a portion of the proceeds thereof to Redeveloper, as specifically set forth in Sections 3.02 and 3.04. The obligation of the Village on any TIF Indebtedness shall be limited solely to the TIF Revenues pledged as security for such TIF Indebtedness. Specifically, but without limitation, Village shall not be liable for any costs, liabilities, actions, demands, or damages for failure of any representations, warranties or obligations hereunder. The Redeveloper releases the Village from, agrees that the Village shall not be liable for, and agrees to indemnify and hold the Village harmless from any liability for any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project,
     The Redeveloper will indemnify and hold each of the Village and their directors, officers, agents, employees and member of their governing bodies free and harmless from any loss, claim, damage, demand, tax, penalty, liability, disbursement, expense, including litigation expenses, attorneys’ fees and expenses, or court costs arising out of any damage or injury, actual or claimed, of whatsoever kind or character, to property (including loss of use thereof) or persons, occurring or allegedly occurring in, on or about the Project during the term of this Redevelopment Contract or arising out of any action or inaction of Redeveloper, whether or not related to the Project, or resulting from or in any way connected with specified events, including the management of the Project, or in any way related to the enforcement of this Redevelopment Contract or any other cause pertaining to the Project.
ARTICLE VII
MISCELLANEOUS
Section 7.01 Notice Recording.
     This Redevelopment Contract or a notice memorandum of this Redevelopment Contract shall be recorded with the County Register of Deeds in which the Redevelopment Area is located.
Section 7.02 Governing Law.
     This Redevelopment Contract shall be governed by the laws of the State of Nebraska, including but not limited to the Act.
Section 7.03 Binding Effect: Amendment.
This Redevelopment Contract shall be binding on the parties hereto and their respective successors and assigns. This Redevelopment Contract shall run with the Redevelopment Area. The Redevelopment Contract shall not be amended except by a writing signed by the party to be bound.

     IN WITNESS WHEREOF, Village and Redeveloper have signed this Redevelopment Contract as of the date and year first above written.

ATTEST:	VILLAGE OF ADAMS, NEBRASKA

/s/ Lorie Parde	By:	/s/ Rodger Pella

Village Clerk		Board Chairperson

STATE OF NEBRASKA	)
) ss.
COUNTY OF GAGE	)
     The foregoing instrument was acknowledged before me this 18th day of May, 2006, by Rodger Pella and Lorie Parde, Chairman of the Village Board and Village Clerk, respectively, of the Village of Adams, Nebraska, on behalf of the Village.

(SEAL)
/s/ Andrew K. Carothers

E ENERGY ADAMS, LLC

	By:	/s/ Jack L. Alderman

Manager

STATE OF NEBRASKA	)
) ss.
COUNTY OF GAGE	)
     The foregoing instrument was acknowledged before me this 1 day of June, 2006, by Jack
Alderman, Manager of E Energy Adams, LLC, on behalf of the limited liability company.

(SEAL)
/s/ Jenny Moerer

Notary Public

EXHIBIT A
DESCRIPTION OF REDEVELOPMENT AREA
A tract of land composed of the East Half of the Northwest Quarter of the Northeast Quarter (E/2 NW/4 NE/4); the Southwest Quarter of the Northeast Quarter (SW/4 NE/4); the Northwest Quarter of the Southeast Quarter (NW/4 SE/4); the Northeast Quarter of Southwest Quarter (NE/4 SW/4); the Southeast Quarter of the Southwest Quarter (SE/4 SW/4); a portion of the Southeast Quarter of the Northwest Quarter (SE/4 NW/4); a portion of the Southwest Quarter of the Southeast Quarter (SW/4 SE/4); a portion of the Southeast Quarter of the Southeast Quarter (SE/4 SE/4); a portion of the Northeast Quarter of the Southeast Quarter (NE/4 SE/4); located in Section Seventeen (17); and a portion of the Northeast Quarter of the Northeast Quarter (NE/4 NE/4) of Section Twenty (20); all in Township Six (6) North, Range Eight (8) East of the 6th P.M., Gage County, Nebraska, except for railroad right-of-way of record, described as follows:
Beginning at the Southeast corner of the Northeast Quarter of the Northeast Quarter (NE/4 NE/4) of said Section Twenty (20); thence on an assumed bearing of South 88 Degrees, 46 Minutes, 05 Seconds West, along the South line of said Northeast Quarter of the Northeast Quarter (NE/4 NE/4), a distance of 307.42 feet to a point being 300.00 feet southwest of the southwesterly right-of-way line of the existing B.N.S.F. Railroad; thence North 19 Degrees, 33 Minutes, 28 Seconds West, along a line 300.00 feet southwesterly from and parallel with the southwesterly right-of-way line of said B.N.S.F. Railroad, a distance of 1433.70 feet to a point of curvature; thence on a curve to the left with a 3469.72 feet radius, a central angle of 20 Degrees, 55 Minutes, 37 Seconds, an arc distance of 1267.28 feet, with a chord which bears North 30 Degrees, 01 Minutes, 17 Seconds West, and chord distance of 1260.25 feet to a point; thence North 40 Degrees, 29 Minutes, 04 Seconds West, along a line 300.00 feet southwesterly from and parallel with the southwesterly right-of-way line of said B.N.S.F. Railroad, a distance of 219.15 feet to a point on the North line of the Southwest Quarter of the Southeast Quarter (SW/4 SE/4) of said Section 17; thence South 88 Degrees, 49 Minutes, 24 Seconds West, along the North line of said Southwest Quarter of the Southeast Quarter (SW/4 SE/4) of said Section 17, a distance of 1043.24 feet to the Northwest Corner of said Southwest Quarter of the Southeast Quarter (SW/4 SE/4) of the said Section 17; thence South 00 Degrees, 12 Minutes, 22 Seconds West, along the West line of said Southwest Quarter of the Southeast Quarter (SW/4 SE/4) of said Section 17, a distance of 1319.04 feet to the Southeast corner of the Southeast Quarter of the Southwest Quarter (SE/4 SW/4) of said Section 17; thence South 88 Degrees, 45 Minutes, 10 Seconds West, along the South line of said Southeast Quarter of the Southwest Quarter (SE/4 SW/4) of said Section 17, a distance of 1314.74 feet to the Southwest Corner of said Southeast Quarter of the Southwest Quarter (SE/4 SW/4) of said Section 17; thence North 00 Degrees, 18 Minutes, 29 Seconds East, along the West line of the Southeast Quarter of the Southwest Quarter (SE/4 SW/4) and the West line of the Northeast Quarter of the Southwest Quarter (NE/4 SW/4) of said Section 17, a distance of 2641.13 feet to the Northwest Corner of said Northeast Quarter of the Southwest Quarter (NE/4 SW/4) of said Section 17; thence North 00 Degrees, 18 Minutes, 35 Seconds East, along the West Line of the Southeast Quarter of the Northwest Quarter (SE/4 NW/4) of said Section 17, a distance of 263.42 feet to a point; thence North 49 Degrees, 30

Minutes, 56 Seconds East, a distance of 887.87 feet to a point 200.00 feet southwesterly from the southwesterly right-of-way line of said B.N.S.F. Railroad; thence North 40 Degrees, 29 Minutes, 04 Seconds West, along a line 200.00 feet southwesterly from and parallel with the southwesterly right-of-way line of said B.N.S.F. Railroad, a distance of 637.98 feet to a point on the North line of said Southeast Quarter of the Northwest Quarter (SE/4 NW/4) of said Section 17; thence North 88 Degrees, 57 Minutes, 14 Seconds East, along the North line of said Southeast Quarter of the Northwest Quarter (SE/4 NW/4) of said Section 17, a distance of 1051.27 feet to the Northeast corner of said Southeast Quarter of the Northwest Quarter (SE/4 NW/4) of said Section 17; thence North 88 Degrees, 57 Minutes, 50 Seconds East, along the North line of the Southwest Quarter of the Northeast Quarter (SW/4 NE/4) of said Section 17, a distance of 653.70 feet to the Southwest corner of the East Half of the Northwest Quarter of the Northeast Quarter (E/2 NW/4 NE/4) of said Section 17; thence North 00 Degrees, 11 Minutes, 42 Seconds East, along the West Line of said East Half of the Northwest Quarter of the Northeast Quarter (E/2 NW/4 NE/4) of said Section 17, a distance of 1318.71 feet to the Northwest corner of said East Half of the Northwest Quarter of the Northeast Quarter (E/2 NW/4 NE/4) of said Section 17; thence North 89 Degrees, 00 Minutes, 36 Seconds East, along the North line of said East Half of the Northwest Quarter of the Northeast Quarter (E/2 NW/4 NE/4) of said Section 17, a distance of 652.60 feet to the Northeast corner of the Northwest Quarter of the Northeast Quarter (NW/4 NE/4) of said Section 17; thence South 00 Degrees, 06 Minutes, 15 Seconds West, along the East line of said Northwest Quarter of the Northeast Quarter (NW/4 NE/4), and the East line of the Southwest Quarter of the Northeast Quarter (SW/4 NE/4) of said Section 17, a distance of 2634.95 feet to the Northeast corner of the Northwest Quarter of the Southeast Quarter (NW/4 SE/4) of said Section 17; thence South 00 Degrees, 02 Minutes, 44 Seconds West, along the East line of said Northwest Quarter of the Southeast Quarter (NW/4 SE/4) of said Section 17, a distance of 1177.98 feet to a point on the southwesterly right-of-way line of said B.N.S.F. Railroad; thence South 40 Degrees, 29 Minutes, 04 Seconds East, along the southwesterly right-of-way line of B.N.S.F. Railroad, a distance of 153.94 feet to a point of curvature; thence on a curve to the right, with a 3769.72 feet radius, a central angle of 20 Degrees, 55 Minutes, 37 Seconds, an arc distance of 1376.87 feet, with a chord which bears South 30 Degrees, 01 Minutes, 17 Seconds East, and a chord distance of 1369.23 feet to a point; thence South 19 Degrees, 33 Minutes, 28 Seconds East, along said southwesterly right-of-way line of the B.N.S.F. Railroad, a distance of 1508.48 feet to a point on the East line of the Northeast Quarter of the Northeast Quarter (NE/4 NE/4) of said Section 20; thence South 00 Degrees, 54 Minutes, 51 Seconds West, along the East line of said Northeast Quarter of the Northeast Quarter (NE/4 NE/4) of said Section 20, a distance of 23.36 feet to the point of beginning. Containing 221.57 acres, more or less.

EXHIBIT B
DESCRIPTION OF PROJECT
An ethanol production facility, including all necessary receiving, storage, processing, pollution control, waste handling, and shipping buildings, equipment and furnishings and ancillary facilities sufficient to produce, from corn, approximately 50 million gallons of anhydrous ethanol annually. The Project does not include any public roads.

EXHIBIT C
TIF INDEBTEDNESS

1.	Principal Amount:	The maximum amount, which, together with interest accruing thereon, can be fully amortized by December 31, 2021, solely from projected TIF Revenues based on the current aggregate ad valorem tax rate (together with the City’s ad valorem tax rate) applicable to the Redevelopment Area times an assumed project valuation of $20,000,000.00.

2.	Payments:	Semi-annually or more frequent, with interest only until 2009, in substantially equal amounts sufficient to fully pay the TIF Indebtedness in full on or before December 31, 2021.

3.	Interest Rate:	To be determined by Redeveloper, not to exceed ten percent (10%).

4.	Maturity Date:	On or before December 31, 2021.

EXHIBIT D
PROJECT COSTS
All Project Costs payable from the proceeds of TIF Indebtedness pursuant to the Act including:
1.	Redevelopment Area Acquisition cost

2.	Site work and site preparation

3.	Utility extensions, installation of gas, water, sewer and electrical lines and equipment

4.	Construction of roadways and rail service lines

5.	Pollution control equipment

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